POWER OF ATTORNEY

     We, the undersigned officers and directors of CK Witco Corporation, hereby constitute and appoint Vincent A. Calarco, Peter Barna and John T. Ferguson II, and each of them severally, our true and lawful attorneys or attorney, with full power to them and each of them to execute for us, and in our names in the capacities indicated below, and to file with the Securities and Exchange Commission the Annual Report on Form 10-K of CK Witco Corporation for the fiscal year ended December 31, 1999, and any and all amendments thereto.

     IN WITNESS WHEREOF, we have signed this Power of Attorney in the capacities indicated on January 25, 2000.

/s/Peter Barna                          /s/James A. Bitonti
   Peter Barna                             James A. Bitonti
   Principal Financial Officer             Director
   Senior Vice President and
   Chief Financial Officer


/s/Simeon Brinberg                      /s/Vincent A. Calarco
   Simeon Brinberg                         Vincent A. Calarco
   Director                                Principal Executive
                                           Officer, Chairman,
                                           President, CEO
                                           and Director


/s/Brian Dick                           /s/Robert A. Fox
   Brian Dick                              Robert A. Fox
   Principal Accounting Officer            Director
   Vice President - Finance


/s/Roger L. Headrick                    /s/Leo I. Higdon, Jr.
   Roger L. Headrick                       Leo I. Higdon, Jr.
   Director                                Director


/s/Harry G. Hohn                        /s/Nicholas Pappas
   Harry G. Hohn                           Nicholas Pappas
   Director                                Director


/s/C.A. Piccolo                         /s/Bruce F. Wesson
   C. A. Piccolo                           Bruce F. Wesson
   Director                                Director


/s/Patricia K. Woolf
   Patricia K. Woolf
   Director